UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 31, 2020

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRTK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On December 31, 2020 (the “Closing Date”), Paratek Pharmaceuticals, Inc. (the “Company”), through its wholly-owned subsidiary PRTK SPV2 LLC, a Delaware limited liability company (the “Subsidiary”), entered into a royalty and revenue interest-backed loan agreement (the “Loan Agreement”) with an affiliate of R-Bridge Healthcare Investment Advisory, Ltd. (the “Lender”).  Pursuant to the terms of the Loan Agreement, the Subsidiary borrowed a $60.0 million term loan, secured by, and repaid with proceeds from, (i) royalties from the Company’s license agreement with Zai Labs (Shanghai) Co., Ltd. (the “License Agreement”, and such royalties, the “Royalty Interest”) and (ii) a revenue interest based on the Company’s United States sales of NUZYRA in an initial amount of two and a half percent (2.5%), which amount may adjust under certain circumstances up to five percent (5%), of the Company’s net United States sales, subject to an annual cap of $10.0 million, which may adjust under certain circumstances to $12.0 million (the “Revenue Interest”).

Under the Loan Agreement, the outstanding principal balance will bear interest at an annual rate of 7.0%.  Payments of the obligations outstanding under the Loan Agreement will be made quarterly, beginning with the payment due in respect of the quarter ending March 31, 2021, out of the Royalty Interest payments and Revenue Interest payments received by the Subsidiary during such quarter (the “Collection Amount”).  On each payment date, after payment of certain expenses, the Collection Amount shall be applied first to accrued interest, with any excess up to $15.0 million per annum applied to repay principal until the balance is fully repaid.  Amounts in excess of the $15.0 million annual cap shall be shared between the Company and the Lender based on a formula set out in the Loan Agreement.  Following repayment in full of the loan, the first $15.0 million per annum in Collection Amount shall be paid to the Company and any amounts in excess shall be shared between the Company and the Lender based on a formula set out in the Loan Agreement.

Prior to the eighth (8th) anniversary of the Closing Date, the Loan Agreement will automatically terminate once the Subsidiary has paid to the Lender, in the form of regularly scheduled payments or as a voluntary prepayment, a capped amount of up to 190% of the $60.0 million the loan commitment amount.  After the eighth (8th) anniversary of the Closing Date, the Revenue Interest can be terminated but the Royalty Interest payments shall continue until maturity of the Loan Agreement on December 31, 2032, at which time, the outstanding principal amount of the loan, together with any accrued and unpaid interest, and all other obligations then outstanding, shall be due and payable in cash by the Subsidiary.

The Company’s subsidiary, PRTK SPV1 LLC, a Delaware limited liability company and owner of the Subsidiary’s capital stock, has entered into a Pledge and Security Agreement in favor of the Lender, pursuant to which the Subsidiary’s obligations under the Loan Agreement are secured by PRTK SPV1 LLC’s pledge of all of the Subsidiary’s capital stock.

The Loan Agreement contains certain customary affirmative covenants, including those relating to: use of proceeds; maintenance of books and records; financial reporting and notification; compliance with laws; and protection of Company intellectual property. The Loan Agreement also contains certain customary negative covenants, barring the Subsidiary from: certain fundamental transactions; issuing dividends and distributions; incurring additional indebtedness outside of the ordinary course of business; engaging in any business activity other than related to the License Agreement; and permitting any additional liens on the collateral provided to the Lender under the Loan Agreement.

The Revenue Interest Purchase Agreement contains negative covenants applicable to the Company, including restrictions on the sale or transfer of the assets of the Company related to NUZYRA and giving rise to the Revenue Interest, each subject to the exceptions set forth therein.

The Loan Agreement contains customary defined events of default, upon which any outstanding principal and unpaid interest shall be immediately due and payable by the Subsidiary. These include: failure to pay any principal or interest when due; any uncured breach of a representation, warranty or covenant; any uncured failure to perform or observe covenants; any uncured cross default under a material contract; any uncured breach of the Company’s representations, warranties or covenants under its Contribution and Servicing Agreement with the Subsidiary; any termination of the License Agreement; and certain bankruptcy or insolvency events.

The net proceeds of the term loan were used by the Subsidiary to purchase from the Company the Royalty Interest and Revenue Interest, pursuant to the terms of the Revenue Interest Purchase Agreement and the Contribution and Servicing Agreement, respectively.  The Company has used the proceeds from the sale of the Royalty Interest and Revenue Interest, together with cash on hand, to prepay in full all obligations of the Company outstanding under its Amended and Restated Loan and Security Agreement dated as of June 27, 2019, as amended, with Hercules Technology III, L.P., certain other lenders and Hercules Capital, Inc. (as agent).

The foregoing description of the terms of the Loan Agreement, the Revenue Interest Purchase Agreement and the Contribution and Servicing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Revenue Interest Purchase Agreement and the Contribution and Servicing Agreement, copies of which are filed herewith and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Loan Agreement, dated as of December 31, 2020, by and between R-Bridge Healthcare Cayman AIV, L.P., as Lender, and PRTK SPV2 LLC, as Borrower.

10.2	Revenue Interest Purchase Agreement, dated as of December 31, 2020, by and between Paratek Pharmaceuticals, Inc., as Seller, and PRTK SPV2 LLC, as Company.

10.3	Contribution and Servicing Agreement, dated as of December 31, 2020, by and between Paratek Pharmaceuticals, Inc., as Contributor, and PRTK SPV2 LLC, as Company.

10.4^	First Amendment to the Manufacturing and Services Agreement, by and between the Company and Almac Pharma Services Limited, dated as of September 4, 2020.

10.5^	Second Amendment to the Manufacturing and Services Agreement, by and between the Company and Almac Pharma Services Limited, dated as of January 1, 2021.

10.6^

Second Amendment to the Amended and Restated Manufacturing and Services Agreement, by and between the Company and CIPAN - Companhia Industrial Produtora de Antibióticos, S.A., dated as of December 20, 2019.

10.7^

Third Amendment to the Amended and Restated Manufacturing and Services Agreement, by and between the Company and CIPAN - Companhia Industrial Produtora de Antibióticos, S.A., dated as of July 28, 2020.

10.8^

Fourth Amendment to the Amended and Restated Manufacturing and Services Agreement, by and between the Company and CIPAN - Companhia Industrial Produtora de Antibióticos, S.A., dated as of December 16, 2020.

10.9^	First Amendment of Manufacturing and Services Agreement, by and between the Company and Patheon UK Limited, dated as of June 1, 2019.

10.10^	Second Amendment of Manufacturing and Services Agreement, by and between the Company and Patheon UK Limited, dated as of December 18, 2020.

10.11	Amendment No. 2 to the Product Agreement, by and between the Company and Patheon UK Limited, dated as of June 1, 2019.

10.12^	Amendment No. 3 to the Product Agreement, by and between the Company and Patheon UK Limited, dated as of July 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^      Certain confidential information contained in this exhibit has been omitted because it (i) is not material and                                                                         (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: January 4, 2021	By:	/s/ William M. Haskel
William M. Haskel
Chief Legal Officer, General Counsel and Corporate Secretary